Registration No. 33-83836

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MARTIN COLOR-FI, INC.
             (Exact name of registrant as specified in its charter)


         South Carolina                                    57-0879569
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)


                306 Main Street, Edgefield, South Carolina 29824
              (Address of principal executive offices and zip code)


                              MARTIN COLOR-FI, INC.
                           1994 INCENTIVE STOCK OPTION
                       AND STOCK APPRECIATION RIGHTS PLAN
                              (Full title of Plan)


           Gregory W. Anderson, Esquire                    Copies to:
            Corporate Counsel                     George S. King, Jr., Esquire
          Martin Color-Fi, Inc.                  Suzanne Hulst Clawson, Esquire
             306 Main Street                          Sinkler & Boyd, P.A.
     Edgefield, South Carolina 29824              1426 Main Street, Suite 1200
 (Name and address of agent for service)         Columbia, South Carolina 29201

            (803) 637-7000                             (803) 779-3080
   (Telephone number, including area code,
    of agent for service)

         This Post-Effective Amendment is filed pursuant to the undertakings required by 17 C.F.R. Section 229.512(a)(3) to terminate the offering of securities registered pursuant to Registration Statement No. 33-83836, and to remove from registration all 300,000 shares of Martin Color-Fi, Inc. common stock reserved for issuance pursuant to the Martin Color-Fi, Inc. 1994 Incentive Stock Option and Stock Appreciation Rights Plan previously registered pursuant hereto. None of such shares of common stock have been issued.


                                                    SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edgefield, State of South Carolina on October 18, 1996.


                                       MARTIN COLOR-FI, INC.


                                       By: s/James F. Martin
                                            James F. Martin
                                            Chairman and Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following person in the capacities indicated on October 18, 1996.



                                      By: s/Bret J. Harris
                                           Bret J. Harris
                                           Chief Financial Officer
                                           (Principal Accounting and Financial
                                            Officer)







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



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on October 18, 1996.



s/James F. Martin                Chairman of the Board and Chief Executive
James F. Martin                  Officer


s/Henry M. Poston                President, Chief Operating Officer and Director
Henry M. Poston


                                 President, Carpet Division and Director
Russell T. Lyon


s/Gregory W. Anderson            Corporate Counsel and Director
Gregory W. Anderson


                                 Director
W. Fred Davis, Jr.


                                 Director
James C. Hite


                                 Director
Jack J. Jackson


s/George L. Rainsford            Director
George L. Rainsford


s/Bettis C. Rainsford            Director
Bettis C. Rainsford



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